                                                                  Exhibit 3(c)


                                    BY-LAWS


                                       OF


                                  WESTINGHOUSE


                              ELECTRIC CORPORATION


                                 ______________


                                 AS AMENDED TO

                               DECEMBER 28, 1995


                                 ______________

                               TABLE OF CONTENTS


                                                                                                   Page
                                                                                                   ----
Article I                 Meetings of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . .  1

Article II                Board of Directors - Committees -
                          Their Powers and Duties . . . . . . . . . . . . . . . . . . . . . . . . .  7

Article III               Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

Article IV                Election and Term of Chairman of
                          the Board and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . 11

Article V                 Meetings of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . 12

Article VI                Chairman of the Board . . . . . . . . . . . . . . . . . . . . . . . . . . 15

Article VII               President; Chief Executive Officer  . . . . . . . . . . . . . . . . . . . 16

Article VIII              Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Article IX                Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Article X                 Controller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Article XI                Assistant Secretary, Assistant Treasurer,
                          Assistant Controller and Other Officers . . . . . . . . . . . . . . . . . 20

Article XII               Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Article XIII              Certificates of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Article XIV               Transfers of Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

Article XV                Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

Article XVI               Employees' Stock Purchases and Stock
                          Option Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

Article XVII              Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25

Article XVIII             Director Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . 35

Article XIX               Pennsylvania Opt Out  . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Article XX                Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

Article XXI               Confidentiality in Voting . . . . . . . . . . . . . . . . . . . . . . . . 37

Article XXII              Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37

                                    BY-LAWS
                                       OF
                       WESTINGHOUSE ELECTRIC CORPORATION
                                   __________

                                   ARTICLE I.
                            Meetings of Shareholders
       The annual meeting of the shareholders of the Company shall be held on such date and at such hour as the Board of Directors may designate and on any subsequent day or days to which such meeting may be adjourned, for the purpose of electing directors and for the transaction of such other business as may lawfully come before the meeting. If for any reason the annual meeting shall not have been held on the day designated by the Board or on the day specified above, the Board of Directors shall cause the annual meeting to be called and held as soon thereafter as may be convenient.

       Special meetings of the shareholders of the Company may be called by the Board of Directors or by the Chairman to be held on such date as the Board or the Chairman shall determine. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by





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
or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder in accordance with the procedure set forth below. For business to be properly brought before an annual meeting by a shareholder, the shareholder must be entitled by Pennsylvania law to present such business and must have given written notice of such business, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company, not later than 90 days in advance of such meeting; provided, however, that if such annual meeting of shareholders is held on a date other than the last Wednesday of April, such written notice must be given within ten days after the first public disclosure, which may include any public filing by the Company with the Securities and Exchange Commission, of the date of the annual meeting. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and in the event that such business includes a proposal to amend the By-laws of the Company, the language of the proposed amendment, (b) the name and address of the shareholder proposing such business, (c) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business and (d) any material interest of any shareholder in such business. No business shall be





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conducted at an annual meeting except in accordance with this paragraph, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before such annual meeting without compliance with the foregoing procedures.

       Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock of the Company as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors may nominate at a meeting persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting (provided that if such annual meeting of shareholders is held on a date other than the last Wednesday of April, such written notice must be given within ten days after the first public disclosure, which may include any public filing by the Company with the Securities and Exchange Commission, of the date of the annual meeting), and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first





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given to shareholders.  Each such notice shall set forth:  (a) the name and address of the shareholder who intends to make the nomination and of each person to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice as directors; (c) a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission were such nominee to be nominated by the Board of Directors; and (e) the consent of each proposed nominee to serve as a director of the Company if so elected. The chairman of any meeting of shareholders to elect directors may refuse to permit the nomination of any person to be made without compliance with the foregoing procedure.

       Every meeting of the shareholders, annual or special, shall be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may designate or, in the absence of such designation, at the registered office of the Company in the Commonwealth of Pennsylvania.





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       Written notice of every meeting of the shareholders shall be given by, or at the direction of, the person authorized to call the meeting, to each shareholder of record entitled to vote at the meeting, at his address appearing on the books of the Company. The notice of every meeting of the shareholders shall specify the place, day and hour of the meeting and, in the case of a special meeting, the matter or matters to be acted upon at such meeting. Only the matter or matters specified in the notice of a special meeting shall be acted upon thereat. All notices of meetings of the shareholders shall be provided in accordance with Pennsylvania law.

       The notice of every meeting of the shareholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

       Except as otherwise provided by law or by the Restated Articles of the Company, as from time to time amended, (hereinafter called the Articles of the Company) or by these By-laws, the presence in person or by proxy of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter shall constitute a quorum at the meeting of shareholders, and all questions shall be decided by a majority of the votes cast, in person or by proxy, at a duly organized meeting by the holders of shares entitled to vote thereon. The shareholders present at any duly organized meeting may continue to do business until





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adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       Any meeting of the shareholders may be adjourned from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that any meeting at which directors are to be elected shall be adjourned only from day to day, or for such longer periods, not exceeding fifteen days each, as the holders of a majority of the shares present in person or by proxy shall direct, until such directors have been elected.

       If a meeting cannot be organized because of lack of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.

       At each meeting, each shareholder entitled to vote may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact and filed with the Secretary of the Company. Except as otherwise provided by law or the Articles of the Company or these By-laws, each holder of record of shares of any class of the Company shall be entitled





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to one vote, on each matter submitted to a vote at a meeting of the shareholders, and in respect of which shares of such class shall be entitled to be voted, for every share of such class standing in his name on the books of the Company.

                                  ARTICLE II.
                       Board of Directors - Committees -
                            Their Powers and Duties

       The business, affairs and property of the Company shall be managed and controlled by a Board of Directors, which, except as otherwise provided by law or the Articles of the Company, shall exercise all the powers of the Company. The number, qualifications, manner of election, time and place of meeting, compensation and powers and duties of the directors of the Company shall be fixed from time to time by or pursuant to these By-laws. Nominees for election to the Board of Directors who qualify as Independent Directors on the date of their nomination shall be such that the majority of all directors holding office immediately after such nomination, assuming the election of such nominees, shall be Independent Directors.

       The number of directors which shall constitute the Board of Directors shall be fixed from time to time by a vote of a majority of the Board of Directors, provided, however, that the number of directors of the Company shall be not less than three nor more than twenty-four. The shareholders shall, at each





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annual meeting, elect directors, each of whom shall serve until the annual meeting of shareholders next following his election and until his successor is elected and shall qualify; provided, however, that directors with terms expiring at the annual meetings of shareholders to be held in 1994 and 1995 shall serve until the expiration of their respective terms.

       Each election of directors by the shareholders shall be conducted by one or three judges of election appointed by the Board of Directors in advance of the meeting to act at that meeting and at any adjournment thereof. If any or all of such appointees shall fail to appear or fail or refuse to act, the vacancy or vacancies shall be filled by the Board of Directors or the presiding officer of the meeting. No person who is a candidate for office to be filled at the meeting shall act as a judge.

       Except as the law may otherwise provide, the shareholders shall not remove any director from office without assigning any cause (as such term is defined in the Articles of Incorporation) prior to the expiration of the term of office unless holders of at least 80% of the shares of capital stock of the Company entitled to vote thereon, vote to remove the director from office.

       In case of any vacancy in the Board of Directors through death, resignation, disqualification, removal, increase in the number of directors or other cause, the remaining directors, though less than a quorum, by affirmative vote of a majority





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thereof or by a sole remaining director, may fill such vacancy to serve for the balance of the unexpired term and until his successor shall have been elected and qualified; provided, however, that any director elected to fill a vacancy for a director having a term expiring at the annual meeting of shareholders to be held in 1994 or 1995 shall serve only until the annual election of shareholders next following his election.

       There shall be a Compensation Committee, an Audit Review Committee, a Committee on Environment and Health, and a Nominating and Governance Committee. The Compensation Committee may determine to retain an independent compensation consultant to assist it in carrying out its duties. Each of these committees shall consist of not less than three members of the Board of Directors, at least three of whom, on the date of their appointment to the committee, are Independent Directors. All members of the Compensation Committee and the Nominating and Governance Committee must, on the date of their appointment to said committee, be Independent Directors. With respect to each such committee, the Board of Directors shall, by one or more resolutions adopted by a majority of the whole Board, determine the duties and responsibilities, determine the number of members, appoint the members and the committee chair and fill each vacancy occurring in the membership.

       The Board of Directors may from time to time appoint such further standing or special committees as it may deem in the best interest of the Company, but no such committee shall have





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any powers, except such as are expressly conferred upon it by the Board.  Each committee referred to in this Article II shall act only as a committee and the individual members shall have no power as such.

       Each director shall be entitled to receive from the Company such annual and meeting fees as the Board of Directors shall from time to time determine and to be reimbursed for his reasonable expenses in connection with attendance at meetings. Nothing herein contained shall preclude any director from serving the Company or its subsidiaries in any other capacity and receiving compensation therefor.

       For purposes of this Article II, the term "Independent Director" shall mean a director who: (a) is not and has not been employed by the Company or a subsidiary in an executive capacity within the five years immediately prior to the annual meeting at which he will be voted upon; (b) is not an employee or five percent or more owner of an entity that is a regular advisor or consultant to the Company or its subsidiaries; (c) is not an employee or five percent or more owner of a significant customer or supplier of the Company or its subsidiaries; (d) does not have a personal services contract with the Company or its subsidiaries; (e) is not employed by a tax-exempt organization that receives significant contributions from the Company or its subsidiaries; and
(f) is not a spouse, parent, sibling, child, parent-in-law, brother or sister-in-law or son or daughter-in-law of an officer of the Company.





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       The Board of Directors shall have the exclusive right and power to interpret and apply the provisions of this Article II, including, without limitation, the adoption of written definitions of terms used in and guidelines for its application (any such definitions and guidelines shall be filed with the Secretary, and such definitions and guidelines as may prevail shall be made available to any shareholder upon written request). Any such definitions or guidelines and any other interpretation or application of the provisions of this Article II made in good faith shall be binding and conclusive.

                                  ARTICLE III.
                                 Contributions

       The Board of Directors shall have the power, at any time and from time to time, to make contributions and donations for the public welfare or for religious, charitable, scientific or educational purposes.

                                  ARTICLE IV.
                              Election and Term of
                       Chairman of the Board and Officers

       The Board of Directors shall elect a Chairman of the Board, who may be designated an officer of the Company, a President or a Chief Executive Officer or both, such Vice Presidents as may from time to time be necessary or desirable, a Secretary, a Treasurer and a Controller. There shall also be one or more





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assistant secretaries, treasurers and controllers and such other officers and assistant officers as the Board may deem appropriate. The Board of Directors shall elect and fix the compensation of all officers, except assistant officers.

       The term of office for all officers shall be until the organization meeting of the Board of Directors following the next annual meeting of shareholders and until their respective successors are elected or appointed and shall qualify, or until their earlier death, resignation or removal. The Chairman of the Board or any officer may be removed from office, either with or without cause, at any time by the affirmative vote of the majority of the members of the Board then in office. A vacancy in any office arising from any cause may be filled for the unexpired term by the Board.

                                   ARTICLE V.
                             Meetings of Directors

       Regular meetings of the Board of Directors shall be held without notice at such place or places either within or without the Commonwealth of Pennsylvania, at such hour and on such day as may be fixed by resolution of the Board of Directors.

       The Board of Directors shall meet for organization at its first regular meeting after the annual meeting of shareholders or at a special meeting of the Board of Directors called after the annual meeting of shareholders and prior to said first regular meeting. If no special meeting of the Board of





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Directors for organization shall be called, all provisions of these By-laws in respect of notice of special meetings of the Board of Directors shall apply to the first regular meeting of the Board of Directors held after the annual meeting of shareholders.

       Special meetings of the Board of Directors shall be held, whenever called by the Chairman or by four directors or by resolution adopted by the Board of Directors, at such place or places either within or without the Commonwealth of Pennsylvania as may be stated in the notice of the meeting.

       Notice of the time and place of all special meetings of the Board of Directors, and notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director in person, by telephone, or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, or by any type of electronic communication to the address (or to the telephone, telex, TWX, fax or other number or address) supplied by the director to the Corporation for the purpose of notice at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by such director in writing, whether before or after the time stated therein, or if such director shall be present at the beginning of such meeting and does not object to the transaction





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of business because the meeting was not lawfully called or convened.  If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the director when deposited in the United States mail or with a telegraph office or courier service for delivery to the director or, in the case of telex, TWX, fax or other electronic communication, it shall be deemed to have been given to the director when dispatched. In the absence of any resolution of the Board of Directors or any committee governing rules of procedure to the contrary, notice of meetings of any committee referred to or provided for in these By-laws shall follow the same procedures as those set forth in these By-laws for meetings of the Board of Directors.

       Except as otherwise provided in these By-laws, a majority of the directors in office shall constitute a quorum of the Board competent to transact business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided in these By-laws, all questions shall be decided by a vote of a majority of the directors present.

       All or any number less than all of the directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

       Each committee referred to or provided for in these By-laws shall have authority, except as may otherwise be required by law





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or by resolution of the Board of Directors, to fix its own rules of procedure and to meet where and as provided by such rules. The presence at any meeting of any such committee of a majority of the members, including alternate members thereof, shall be necessary to constitute a quorum for the transaction of business and in every case the affirmative vote of a majority of such members present at any meeting shall be necessary for the adoption of any resolution of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof, including alternate members, present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

                                  ARTICLE VI.
                            Chairman of the Board

       The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present and shall call meetings of the Board and Board Committees when he deems them necessary. Unless otherwise precluded from doing so by these By-laws, he may be a member of the committees of the Board. He shall act as chairman at all meetings of the shareholders at which he is present unless he elects that the Chief Executive Officer shall so preside.
The Chairman of the Board may be designated by the Board as an officer of the Company and may be





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
elected by the Board as the Chief Executive Officer. The Chairman of the Board shall perform all duties as may be assigned to him by the Board of Directors.

                                  ARTICLE VII.

                       President; Chief Executive Officer

       The President shall have such powers and duties as may, from time to time, be prescribed by the Board of Directors or the Chairman of the Board. Unless the Board of Directors shall otherwise direct, the President shall be the Chief Executive Officer of the Company. In the absence of the Chairman of the Board, the President or, if none, the Chief Executive Officer shall perform the duties and have the powers of the Chairman of the Board, as determined by the Board of Directors.

       The Chief Executive Officer shall have general charge of the affairs of the Company, subject to the control of the Board of Directors. He may appoint all officers and employees of the Company for whose election no other provision is made in these By-laws, and may discharge or remove any officer or employee, subject to action thereon by the Board of Directors as required by these By-laws. He shall be the officer through whom the Board delegates authority to corporate management, and shall be responsible to see that all orders and resolutions of the Board are carried into effect by the proper officers or other persons. He shall also perform all duties as may be assigned to him by the Board of Directors.





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
                                 ARTICLE VIII.

                                   Secretary

       The Secretary shall attend meetings of the shareholders and the Board of Directors, shall keep minutes thereof in suitable books, and shall send out all notices of meetings as required by law or by these By-Laws. He shall, in general, perform all duties incident to the office of the Secretary and perform such other duties as may be assigned to him by the Board, the Chairman of the Board or the President.

                                  ARTICLE IX.

                                   Treasurer

       The Treasurer shall have custody of, and shall manage and invest, all moneys and securities of the Company, and shall have such powers and duties as generally pertain to the office of Treasurer.

       To the extent not invested, the Treasurer shall deposit all moneys in such banks or other places of deposit as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Company so authorized by resolution of the Board of Directors. Unless otherwise provided by the Board of Directors, all checks, drafts, notes and other orders for the payment of money from a disbursing account shall be signed by the Treasurer or such person or persons as may be designated by name by the Treasurer





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
in writing. The Treasurer's signature and, if authorized by the Treasurer in writing, the signature of such person or persons as may be designated by the Treasurer as provided above, to a check, draft, note or other order for the payment of money from a disbursing account may be by facsimile or other means. Procedures for withdrawal of moneys from accounts other than disbursing accounts shall require the approval and signature of the Treasurer, an assistant treasurer or such person or persons as may be designated by name by the Treasurer in writing and also of the Controller, an assistant controller or such person or persons as may be designated by name by the Controller in writing.

       The Treasurer shall have such other powers and perform such other duties as may be assigned by the Board of Directors. The Chief Financial Officer of the Company shall have all of the powers granted to the Treasurer under these by-laws, including the power to sign any check, draft, note or other order for the payment of money from a disbursing account, including by facsimile signature or other means.

                                   ARTICLE X.

                                  Controller

       The Controller shall have general charge of the Accounting Department of the Company and its controlled companies. He shall prescribe and supervise a system of accounting and





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
internal auditing that shall be adopted and followed by the Company and its controlled companies. He, or some other person or persons designated by him by name, in writing, shall prepare and certify all vouchers and payrolls. As provided in Article IX, procedures for withdrawal of moneys from accounts other than disbursing accounts shall require the approval and signature of the Controller, an assistant controller or such person or persons as may be designated by name by the Controller in writing. The Controller shall at the close of each month present for the information of the Board of Directors a complete statement of the Company's financial affairs and of its operations for the preceding month and for the months elapsed since the commencement of the fiscal year. He shall also present full statements of the properties owned and controlled by the Company, under appropriate headings, as the Board of Directors may at any time require. He shall carefully preserve and keep in his custody in the office of the Company, contracts, leases, assignments and other valuable instruments in writing. He shall be charged with the duty of verification of all property of the Company and of its controlled companies and the supervision of the taking of all inventories.





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
                                  ARTICLE XI.

                   Assistant Secretary, Assistant Treasurer,
                    Assistant Controller and Other Officers

       In the event of the absence or inability to serve of the Secretary, an assistant secretary shall perform all the duties of the Secretary; in the event of the absence or inability to serve of the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer; and in the event of the absence or inability to serve of the Controller, an assistant controller shall perform all the duties of the Controller.

       The powers and duties of other officers of the Company shall be such as may, from time to time, be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief Executive Officer.

       In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board, or in the absence of action by the Board, the Chief Executive Officer, or in his absence, the President, or in his absence, the Chairman of the Board, may delegate for the time being the powers and duties of any officer to any other officer or to any director.

                                  ARTICLE XII.
                                 Corporate Seal

       The Company shall have a corporate seal, which shall contain within a circle the name of the Company, together with the following: "Incorporated 1872".

                                 ARTICLE XIII.
                            Certificates of Stock

       The shares of stock of the Company shall be represented by certificates of stock, signed by the President or one of the Vice Presidents or other officer designated by the Board of Directors, countersigned by the Treasurer or an assistant treasurer and sealed with the corporate seal of the Company; and if such certificates of stock are signed or countersigned by a corporate transfer agent or a corporate registrar of this Company, such signature of the President, Vice President or other officer, such counter-signature of the Treasurer or assistant treasurer, and such seal, or any of them, may be executed in facsimile, engraved or printed.

                                  ARTICLE XIV.
                               Transfers of Stock

       Transfers of shares of stock of the Company shall be made on the books of the Company by the holder of record thereof or his legal representative, acting by his attorney-in-fact duly authorized by written power of attorney filed with the Secretary of the Company, or with one of its transfer agents, and on surrender for cancellation of the certificate or certificates for such shares. Except as otherwise provided in these By-laws, the person in whose name shares of stock stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company. The Company may have one or more transfer offices of agencies and registrars for the transfer and registration of shares of stock of the Company.

       The Board of Directors may fix in advance a time, which shall not be more than ninety days prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date, for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares; and in such case only shareholders of record at the time so fixed as a record date shall be entitled to notice of, or to vote at, such meeting or to vote at any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after any such record date fixed as aforesaid.

                                  ARTICLE XV.
                                 Fiscal Year

       The fiscal year of the Company shall be the calendar year.

                                  ARTICLE XVI.
              Employees' Stock Purchases and Stock Option Plans

       Shares of Common Stock of the Company may be reserved, from time to time, by the Board of Directors for offering for sale, pursuant to one or more plans, to employees, including assistant officers, of the Company and to employees, including officers, of its subsidiaries, on an installment payment basis, either by deductions from pay or by direct cash payments, or otherwise. Shares so reserved may be offered for sale, from time to time, pursuant to such plan or plans, but may be issued only after completion of payment therefor. Except for shares acquired pursuant to a plan for the deferral of director fees, directors, other than employee directors, will not be eligible to purchase shares hereunder.

       The Board of Directors may determine, with respect to any plan, the class or classes of employees eligible to participate therein, the number of shares to be offered, the number of shares which the respective employees may elect to purchase (which may, but need not, be fixed in proportion to their compensation) and the price at which the shares will be offered for sale. The price so determined by the Board (i) may be a fixed price, or (ii) may be a price determined by the average market price of the shares for a designated period or periods, or (iii) may be a price less than such average market price by a fixed amount or a specified percentage thereof. In any event, the price determined by the Board shall not be less than the par value of the shares.

       Each such plan shall set forth the terms and conditions upon which an employee may elect to purchase shares thereunder, upon which any such election may be cancelled by the employee or terminated by the Company, and upon which funds credited to the employee's account shall be refunded to him or applied to the purchase of shares.

       Subject to the foregoing, the Board of Directors may prescribe the terms and conditions of each plan.

       Shares of Common Stock of the Company may also be reserved, from time to time, by the Board of Directors for sale upon the exercise of options granted pursuant to one or more plans to officers and other employees of the Company and its subsidiaries, but not including any director who is not also such an officer or employee. Any such plan shall be administered by a committee consisting of three or more members of the Board of Directors who are not eligible to receive options under the plan. The members of any such committee shall be appointed by the Board of Directors and shall have plenary authority to determine the individuals to whom and the time or times at which options shall be granted; to determine the number of shares to be subject to each option; to determine the duration of such options; to determine the purchase price of the Common Stock under any such option, which may be less than the fair market value of the stock at the time of the granting of the option and which, upon the exercise of any option, shall be paid in full with respect to the shares then purchased under such option; to determine the terms and provisions of the respective option agreements, which need not be identical, and which may include such terms and provisions as shall be necessary or desirable under tax law and to make such other determinations as shall be deemed to be necessary or advisable for the administration of such plan. Any such plan shall contain such other terms and conditions as the Board of Directors may prescribe.

                                 ARTICLE XVII.
                                Indemnification

       A. Indemnification Provisions Applicable to Proceedings Not Covered by Section B. of this Article.

       Every person who is or was a director, officer or employee of the Company, or of any other corporation which he serves or served as such at the request of the Company, shall, in accordance with this Article XVII but not if prohibited by law, be indemnified by the Company as hereinafter provided against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil, criminal administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Company or such other corporation, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred.

       As used in this Article XVII, the term "expense" shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term "liability" shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, a director, officer or employee with respect to any such claim, action, suit or proceeding.

       Any person referred to in the first paragraph of this Article XVII who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Company for his reasonable expense.

       Any other person claiming indemnification under the first paragraph of this Article XVII shall be reimbursed by the Company for his reasonable expense and for any liability (other than any amount paid to the Company) if a Referee shall deliver to the Company his written finding that such person acted, in good faith, in what he reasonably believed to be the best interests of the Company, and in addition with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful. The termination of any claim, action, suit or proceeding by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the Company shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the Company. As used in this Article XVII, the term "Referee" shall mean independent legal counsel (who may be regular counsel of the Company), or other disinterested person or persons, selected to act as such hereunder by the Board of Directors of the Company, whether or not a disinterested quorum exists.

       Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article XVII may be advanced by the Company prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not indemnified under this Article XVII.

       The rights of indemnification provided in this Article XVII shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person's death, such rights shall extend to his heirs and legal representatives.
       B. Indemnification Provisions Applicable to Proceedings Based on Acts or Omissions on or after January 27, 1987.

       SECTION 1.  Right to Indemnification and Effect of Amendments.

       (a) Right to Indemnification. The Company, unless prohibited by applicable law, shall indemnify any person who is or was a director or officer of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (a Proceeding) (whether or not the indemnified liability arises or arose from any threatened, pending or completed Proceeding by or in the right of the Company) by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a Covered Entity) against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that except as provided in Section 4(c) of this Article, the foregoing shall not apply to a director or officer of the Company with respect to a Proceeding that was commenced by such director or officer. Any director or officer of the Company entitled to indemnification as provided in this
Section 1, is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article.

       (b) Effect of Amendments. Neither the alteration, amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article (including, without limitation, this Section 1(b)) shall adversely affect the rights of any director or officer under this Article with respect to any Proceeding commenced or threatened, or any alleged act or omission, prior to such alteration, amendment, repeal or adoption of an inconsistent provision, without the written consent of such director or officer.

       SECTION 2. Insurance; Contracts and Funding. The Company may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in
Section 1 or Section 5 of this Article or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Company may enter into contracts with any director, officer, employee or agent of the Company or of any Covered Entity in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

       SECTION 3. Indemnification and Not Exclusive Right. The right of indemnification provided in this Article shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article and shall be applicable to Proceedings arising from acts or omissions occurring on or after January 27, 1987.

       SECTION 4. Advancement of Expenses; Request for Indemnification; Remedies; Presumptions and Defenses. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

               (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding (including any Proceeding commenced by the Indemnitee under Section 4(c) but excluding any other Proceeding commenced by the Indemnitee) shall be advanced to the Indemnitee by the Company within 20 days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

               (b) Request for Indemnification. To obtain indemnification under this Article, an Indemnitee shall submit to the Secretary of the Company a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the Supporting Documentation).

               (c) Remedies; Presumptions and Defenses. If (i) expenses are not advanced in full within 20 days after receipt by the Company of the statement or statements and the undertaking (if an undertaking is required by law, By-law, agreement or otherwise at the time of such advance) required by
Section 4(a) of this Article, or (ii) indemnification is not paid in full within 60 days after receipt by the Company of the written request for indemnification and Supporting Documentation required by Section 4(b) of this Article, then the person claiming advancement of expenses or indemnification shall be entitled to seek judicial enforcement of the Company's obligation to pay such advancement of expenses or indemnification. It shall be a defense to any Proceeding seeking judicial enforcement of the Company's obligation to pay indemnification that the conduct of the person claiming indemnification was such that under Pennsylvania law the Company is prohibited from indemnifying such person for the amount claimed. The Company shall have the burden of proving such defense. Neither the failure of the Company (including its Board of Directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its shareholders) that such indemnification is prohibited by law, shall be a defense to a Proceeding seeking enforcement of the provisions of this Article or create a presumption that such indemnification is prohibited by law. The only defense to any such Proceeding to receive payment of expenses in advance shall be failure to make an undertaking to reimburse, if such an undertaking is required by law, By-law, agreement or otherwise. Notwithstanding the foregoing, the Company may bring an action, in an appropriate court in the Commonwealth of Pennsylvania or any other court of competent jurisdiction, contesting the right of a person claiming advancement of expenses or indemnification to receive such advancement or indemnification hereunder because such advancement or indemnification is prohibited by law; provided, however, that in any such action the Company shall have the burden of proving that such advancement or indemnification is prohibited by law.

       The Company shall be precluded from asserting in any action or Proceeding commenced pursuant to this Section 4(c) that the procedure and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Article.

       If the person claiming advancement of expenses or indemnification, pursuant to this Section 4(c), seeks to enforce his rights under, or to recover damages for breach of this Article, that person shall be entitled to recover from the Company, and shall be indemnified by the Company against, any expenses actually and reasonably incurred by such person if such person prevails in such Proceeding. If it shall be determined in such Proceeding that such person is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by such person in connection with such Proceeding shall be prorated accordingly.

       SECTION 5. Indemnification of Employees and Agents. Notwithstanding any other provision or provisions of this Article, the Company, unless prohibited by applicable law, may indemnify any person other than a director or officer of the Company who is or was an employee or agent of the Company and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such person is or was a director, officer, employee or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Company may also advance expenses incurred by such employee or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

       SECTION 6. Severability. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any Section of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

                                 ARTICLE XVIII.
                               Director Liability

       To the fullest extent that the law of the Commonwealth of Pennsylvania, as it exists on January 27, 1987, or as it may thereafter be amended, permits the elimination of the liability of directors, no director of the Company shall be liable for monetary damages for any action taken, or any failure to take any action. This Article shall not apply to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January 27, 1987. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal.

                                  ARTICLE XIX.
                             Pennsylvania Opt Out

         A. "Subsections (e) through (g) of Section 1721, "Board of Directors," of Title 15 of the Pennsylvania Consolidated Statutes, or any successor subsections thereto, shall not be applicable to the Company.

         B. Subchapter G, "Control-Share Acquisitions," of Chapter 25, Title 15 of the Pennsylvania Consolidated Statutes, or any successor subchapter thereto, shall not be applicable to the Company.

         C. Subchapter H, "Disgorgement By Certain Controlling Shareholders Following Attempts to Acquire Control," of Chapter 25, Title 15 of the Pennsylvania Consolidated Statutes, or any successor subchapter thereto, shall not be applicable to the Company."

                                  ARTICLE XX.
                                  Amendments

         The By-laws of the Company, regardless of whether adopted by the shareholders or by the Board of Directors, may be altered, amended or repealed by the Board of Directors, to the extent permitted by applicable law, or, subject to the third paragraph of Article I hereof, by the shareholders. Such action at a meeting of the Board of Directors shall be taken by the affirmative vote of a majority of the members of the Board of Directors in office at the time; and such action by the shareholders shall be taken by the affirmative vote of the holders of 80% of the shares of capital stock of the Company entitled to vote thereon.

         These By-laws are subject to any requirements of law, any provisions of the Articles of the Company, as from time to time amended, and any terms of any series of preferred stock or any other securities of the Company.

                                  ARTICLE XXI.
                          Confidentiality in Voting

         Shareholders shall be provided permanent confidentiality in all voting, except as necessary to meet applicable legal requirements. The Company shall engage the services of an independent third party to receive, inspect, count and tabulate proxies. A representative of the independent third party shall also act as a judge of election at the annual meeting of shareholders.

                                 ARTICLE XXII.
                                    Rights

         Those rights having the terms provided under the Rights Agreement between Westinghouse Electric Corporation and First Chicago Trust Company of New York (the "Rights Agent") dated as of December 28, 1995, as it may be amended from time to time (the "Rights" and the "Rights Agreement") and issued to or Beneficially Owned by Acquiring Persons or their Affiliates or

Associates (as such terms are defined in the Rights Agreement) shall, under certain circumstances as provided in the Rights Agreement, be null and void and may not be transferred to any person.